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[CENTOCOR LOGO APPEARS HERE]
                                                         Pharmaceutical Division


May 6, 1997

Claude H. Nash
President
ViroPharma, Inc.
76 Great Valley Parkway
Malvern, PA 19355

Re:     Lease Agreement:  76 Great Valley Parkway

Dear Mr. Nash:

In furtherance of your discussion with Daniel Schmoyer concerning the subject lease agreement, Centocor is willing to extend the termination date from September 30, 1997 to March 31, 1998, keeping all other terms of the existing lease in full force and effect. Otherwise, your lease of the premises terminates on September 30, 1997 and Centocor will reoccupy the area thereafter.

Please indicate your acceptance to the forgoing lease extension to March 31, 1998 by signing and dating the extra copy of this letter at the space provided below, and returning it to us at your earliest convenience.

Sincerely,


/s/George D. Hobbs
George D. Hobbs
Vice President and
Corporate Counsel

Accepted and Agreed to:

ViroPharma, Incorporated

By:/s/Claude H. Nash
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Date: 5/8/97
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